Exhibit 10.5

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “[*****]”

Amendment to the Agreement

for the Supply of 1,3 – Butadiene

Between:

(1) Basell Polyolefine GmbH, a company incorporated under the laws of the Federal Republic of Germany, whose registered office is at Brühler Straße 60, 50389 Wesseling, Germany, hereinafter referred to as “Seller”; and

(2) Kraton Polymers Nederland B.V., a company incorporated in the Netherlands, having its registered office at John M. Keynesplein 10, 1066 EP Amsterdam, The Netherlands, hereinafter referred to as “Buyer”, each referred to as a “Party” and together referred to as the “Parties”.

Recitals:

(1) MWW 28. Vermoegensverwaltungs GmbH (later renamed Kraton Polymers GmbH) and Deutsche Shell Chemie GmbH, acting in the name and for the account of Elenac GmbH which was later renamed to Basell Polyofine GmbH concluded the Agreement for the Supply of 1,3 Butadiene (the “Agreement”) on 1 December 1999.

(2) The Agreement was amended by way of a first amendment agreement that was never signed but which the Parties have acted in accordance with.

(3) The Agreement was assigned effective 1 August 2010 by Kraton Polymers GmbH to Buyer.

(4) The Parties wish to further amend the Agreement in accordance with the terms of this Amendment which also take effect in substitution for the terms of the first, unsigned amendment agreement.

Wesseling BD Supply Agreement (Amendment)

Agreement

1.	Effective Date

This Amendment shall be deemed to have come into force on 1 January 2012 (the ‘Effective Date’).

The Parties hereby agree to amend the Agreement as set forth in this Amendment with effect from the Effective Date.

2.	Substitution of Parties and Recitals

2.1.	The text before clause 1 of the Agreement shall be deleted and replaced with the following wording:

“This Agreement is made on with effect from [1 October 1999] between:

(1)	Basell Polyolefine GmbH, a company incorporated in the Federal Republic of Germany, having its registered office at Brühler Straße 60, 50389 Wesseling, Germany; (“Seller”) and

(2)	Kraton Polymers Nederland B.V., a company incorporated in the Netherlands, having its registered office at John M. Keynesplein 10, 1066 EP Amsterdam, The Netherlands, (“Buyer”)

Recitals:

(A)	Seller manufactures 1,3-Butadiene at its plant in Wesseling.

(B)	Buyer requires a supply of 1,3-Butadiene to manufacture Styrene Block Copolymers (SBC’s) at its plant at Wesseling and wishes to have a long-term stable supply of 1,3 Butadiene.

(C)	Seller is willing to provide Buyer with a supply of 1,3-Butadiene subject to the Seller´s 1,3-Butadiene plant availability, and Buyer is willing to take delivery of 1,3-Butadiene from Seller, on the terms of this Agreement.”

Wesseling BD Supply Agreement (Amendment)

3.	Definitions and Interpretations

3.1.	The words “DSC” and “ELANAC” shall be replaced at any place in the Agreement where they appear with the word “Seller”.

3.2.	The word “PURCHASER” shall be replaced at any place in the Agreement where it appears with the word “Buyer”.

3.3.	The Definitions and Interpretations in clause 1 of the Agreement shall be amended by deleting the definition for “Affiliate” and replacing it with the following wording:

“Affiliate” means any company which, either as at the date of this Agreement or at any time thereafter is directly or indirectly controlled by LyondellBasell Industries N.V. or any successor ultimate holding company of Seller (in the case of Seller) or Kraton Polymers LLC, or any successor ultimate holding company of Buyer (in the case of Buyer). For the purposes of this definition, “control” means holding or otherwise having the power to exercise at least fifty percent (50%) of the votes exercisable at a general shareholders meeting (or its equivalent) of the company in question. Any two or more companies are to be considered as Affiliates of each other if they are controlled, directly or indirectly, by a common company or companies;

and by adding the following definitions of “Business Day” and “Planned Turnaround”:

“Business Day” means a day other than a Saturday or Sunday or a public holiday in the state of Northrhine-Westphalia, Germany;

“Planned Turnaround” means any planned temporary termination of production by either Seller or Buyer for planned or mandatory maintenance of facilities necessary for the performance of either Party´s obligations under this Agreement.

4.	Supply and Purchase of Product

4.1.	Clause 2 of the Agreement shall be deleted in its entirety and be replaced by the following wording:

“2.	Supply and Purchase of Product

2.1	During the term of this Agreement, Seller shall supply Buyer’s requirements of Product upto a maximum amount of [*****]

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Tonnes/per annum for the calendar years 2012 and 2013 and upto a maximum of [*****] Tonnes/per annum in the calendar year 2014 and upto a maximum of [*****] Tonnes/per annum commencing in the calendar year 2015; and Buyer shall purchase a minimum amount of [*****] Tonnes/per annum of Product in each of those calendar years. In the calendar year 2014, Buyer shall have the option to require Seller to supply up to [*****] Tonnes of Product per annum provided the annual maximum amount of Product to be purchased by Buyer from Seller’s Affiliate at Berre, France, is reduced by an amount equivalent to the quantity of Product exceeding [*****] Tonnes purchased under this Agreement.

2.2	Each Party shall notify the other of any Planned Turnaround as soon as possible and, in any event, with a minimum of twelve Months’ written notice given prior to the date of commencement of the Planned Turnaround. A Party incurring a Planned Turnaround may at its option, by giving notice no later than on the date on which the Second Nomination (as defined in clause 4.2) is given, be released from its supply or off-take obligations (as the case may be) under this Agreement during the period of the Planned Turnaround following which the total amount of the First Nomination (as defined in clause 4.1) or Second Nomination (as the case may be) shall be adjusted by the amount of supply or off-take release. Seller shall use all reasonable efforts to ensure that the amount of any such annual adjustment shall not be applied solely to the monthly nominations falling during the period of the Planned Turnaround but shall be applied pro-rata among the all monthly nominations of the relevant Year, which are not effected by such Planned Turnaround, to ensure a reasonable level of continuity of supply of Product to Buyer.

2.3	Commencing during the first Quarter of 2013, the Parties shall meet and negotiate in good faith to conclude an agreement for the supply by Seller and purchase by Buyer of Buyer’s requirements of Product in excess of [*****] Tonnes for the remaining term of this Agreement.

2.4

[*****], Seller shall provide for Buyer’s approval a cost estimate to Buyer not later than [*****] for the necessary modifications to site infrastructure as well as for operating and potentially other permits [*****]. Provided that Buyer’s approval for the [*****] is granted during the [*****], Seller shall use all reasonable efforts to make and implement those modifications prior to [*****], and [*****] shall pay the costs therefore, provided that such cost are consistent with Seller’s estimate or, if they exceed the cost estimate, they are reasonable. In the event that no approval is granted by Buyer, the Parties shall meet and discuss in good faith alternative options.

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The Parties acknowledge that any physical import of Product will be subject to Seller’s consent considering logistic constraints as well as Product meeting the specifications as per Attachment I.

2.5	If physical imports of Product are not reasonably practicable, the Parties will use all reasonable endeavours to implement swap arrangements via third parties and/or the Parties´ respective Affiliates as an alternative to physical imports of Products. The Parties shall cooperate to set out the details of such alternative arrangements in a separate agreement.”

5.	Scheduling and Nomination

Clause 4 of the Agreement shall be deleted in its entirety and be replaced by the following wording:

“4.	Scheduling and Nomination

ANNUAL NOMINATION:

4.1

On or before June 30th of each Year, Buyer shall nominate the volume of Product to be supplied and purchased under this Agreement in the following year (the “First Nomination”) having due regard to the relevant volume range set out in clause 2 and specifying the time of any Planned Turnaround. In the event that Buyer does not send its First Nomination on or before June 30th, Seller shall remind Buyer by email. In the event that such nomination is not given by Buyer within two Business Days thereafter, Seller shall determine the First Nomination for the following Year by sending it by email to Buyer, having due regard to the relevant volume range set out in clause 2.

The First Nomination shall not constitute a binding purchase and off-take obligation of the Buyer, however, such First Nomination shall form the basis for calculating the Second Nomination as described in clause 4.2, irrespective of the actual volume supplied and purchased.

4.2

On or before September 30th of each Year, Buyer shall submit its second nomination of the volume of Product to be supplied and purchased under this Agreement in the following year (the “Second Nomination”) provided that the Second Nomination shall:

a)	where the First Nomination was not more than [*****] higher than the relevant minimum volume set out in clause 2, the Second Nomination shall not be more than [*****] higher than the relevant minimum volume set out in clause 2; and

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b)	where the First Nomination was not more than [*****] lower than the relevant maximum volume set out in clause 2, the Second Nomination shall not be more than [*****] lower than the relevant maximum volume set out in clause 2; and

c)	subject to sub-clauses a) and b) in any case, not be more than [*****] lower or higher than the volume set out in the First Nomination; and

d)	include any adjustment made by reason of any notice given pursuant to clause 2.2 for any Planned Turnaround.

The Second Nomination shall not constitute a binding purchase and off-take obligation of the Buyer, however, such Second Nomination shall form the basis for calculating the Month One Nomination as described in clause 4.4, irrespective of the actual volume supplied and purchased.

4.3

In the event that Buyer does not send its Second Nomination on or before September 30th, Seller will remind Buyer by email. In the event that such nomination is not given within two Business Days thereafter, Seller shall determine the Second Nomination for the following Year by sending it by email to Buyer, having due regard to the relevant volume range set out in clause 2 and the provisions of this clause 4.

MONTHLY NOMINATION:

4.4	On or before the 23rd day of each Month during the term of this Agreement, Buyer shall send to Seller its nomination for the volume of Product to be sold and purchased for each Month during the next three Month rolling period. The nomination for the first Month (the “Month One Nomination”) in any three Month rolling period shall be binding for both Parties unless – for the avoidance of doubt – so excused by Force Majeure in accordance with clause 12 and shall:

a)	not deviate more than [*****] Tonnes from one twelfth of the Second Nomination for such year; and

b)	ensure that the cumulated deviation per Quarter does not exceed [*****] Tonnes; and

c)	ensure that the cumulated deviation per Year does not exceed [*****] Tonnes.

4.5

In the event that Buyer does not send its nomination for the next three Months on or before the 23rd day of the Month, Seller will remind Buyer by email. In the event that such nomination is not given by Buyer within two Business Days thereafter, Seller will

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determine the Month One Nomination by sending it by email to Buyer, having due regard to the volume range set out in clause 4.4.

4.6	In the event of any deviation from either the Second Nominations or the Month One Nomination for the avoidance of doubt so not caused by an event of Force Majeure, Buyer shall be fully liable to Seller for any direct loss Seller might suffer as a direct result of such deviation subject to clause 4.7

4.7	In the event of a deviation of the actual purchase volume in any Month from the relevant Month One Nomination, Seller shall use reasonable efforts to sell the excess Product to Third Parties at the best possible price. In advance of any sales of Product to Third Parties, in accordance with this clause 4.7, Seller shall notify Buyer of any anticipated sales prices. The Parties agree that the choice of any Third Party purchaser of Product, in accordance with this clause 4.7, is at the sole discretion of Seller and Seller is under no obligation to inform Buyer of the identity of any such Third Party purchaser of the Product.

4.8	In the event that Seller sells any Product to a Third Party pursuant to clause 4.7:

(a)	if the price paid by the Third Party is lower than the price payable by Buyer under this Agreement, [*****]; and

(b)	if the price paid by the Third Party is higher than the price payable by Buyer under this Agreement, [*****].

(c)	In the event that Buyer fails to take any Product nominated by Buyer by way of a Month One Nomination in accordance with this Agreement and Seller, despite using reasonable efforts, cannot sell such Product to a Third Party, [*****].

4.9

In the event that Seller fails to supply any Product nominated by Buyer in accordance with this Agreement and Buyer exercises its right to purchase the under-supplied volume of Product from a Third Party pursuant to clause 13.4, and the price paid by Buyer to the Third Party is higher than the price for such Product under this Agreement, then, provided that Buyer has used reasonable efforts to buy the Product from the Third Party at the best possible

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price, [*****].

4.10	In the event that Seller fails to supply any Product nominated by Buyer in accordance with this Agreement, and Buyer has been unable to purchase the whole or any part of the under-supplied volume of Product from a Third Party despite using reasonable efforts, Buyer shall at its option [*****].

6.	Price

Clause 7 of the Agreement shall be deleted in its entirety and be replaced by the following wording:

“7.	Price

The price of the Product shall be calculated in three tranches:

The Parties agree that invoicing will follow the principle of consuming the [*****] Product (Tranch 1) first, and the [*****] Product (Tranch 3) last. In order to avoid that price tranches being applied sequentially during a Year and to arrive at an average invoice price per Month, the following invoicing principle will be implemented.

•	Firstly, Seller will invoice Buyer each Month for [*****] of the Tranch 1 volume plus any accumululated shortfall volume of Tranch 1 from previous Months of the Year.

•	Secondly, Seller will invoice Buyer each Month for [*****] of the Tranch 2 volume plus any accumululated shortfall volume of Tranch 2 from previous Months of the Year.

•	Thirdly, Seller will invoice Buyer each Month for [*****] of the Tranch 3 volume plus any accumululated shortfall volume of Tranch 3 from previous Months of the Year.

Seller will calculate the average invoice price and provide the calculation to Buyer for its agreement prior to issuing a monthly invoice. In the event that Buyer fails to respond with its objection within two Business Days from the day of provision of the calculation by Seller, Seller may proceed to issue the invoice. In the event that the calculation of the average price is disputed between the Parties, Seller may invoice

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the claimed price and Buyer shall pay the amount not in dispute in accordance with this Agreement, and the Parties shall be deemed to have reserved all their respective rights and remedies with regard to the amount of the claimed price remaining in dispute.

The Parties agree and acknowledge that this invoicing mechanism may require a reconciliation payment at the end of the Year to reflect actual received volumes.

In the event of a deviation of the actual purchase volume in any Month giving rise to a claim for [*****] by Seller pursant to clause 4.6, the amount of the [*****] shall be calculated by applying the amount of the deviation first to [*****] of Tranch 3 volume, secondly [*****] of Tranch 2 and last to [*****] of Tranch 1 until the amount of the deviation is exhausted, subject always to Seller’s obligation to mitigate its losses in accordance with clause 4.7.

For Tranch 1 the price shall be the 1,3-Butadiene Monthly Contract price as published by ICIS a “Contract Price FD NEW” (“ICIS BD MCP”) [*****] and shall be valid from the Effective Date of this Agreement for a period of [*****] years, i.e. until [*****].

As of [*****] the BD price for Tranch 1 shall be subject to negotiation and needs to be agreed between the Parties for additional periods of [*****] years each to reflect potential change in market conditions. The Parties will meet to negotiate the price the latest by November 30 of the calendar year preceeding a three year period.

If the Parties cannot agree on a price before the beginning of the relevant calendar year, the Price shall be the 1,3-Butadiene Monthly Contract price as published by ICIS a “Contract Price FD NEW” (“ICIS BD MCP”) [*****] of Product (the [*****]) of the relevant calendar year.

Buyer reserves the right to have Sellers information regarding the [*****] audited and Seller will make available all documentation and information necessary to an independent auditor nominated by both Parties. The auditor shall verify the [*****] and inform the Parties only whether the [*****] stated by Seller was correct or not; his evaluation shall be binding upon the Parties. If the auditor states that the [*****] stated by Seller was incorrect, the than corrected [*****] would apply retrospectively for the relevant calendar year. In case of an incorrect [*****], Seller shall bear the costs for the auditor; otherwise, the Buyer shall bear such costs.

The yearly volume of Tranch 1 shall be the annual off take volume of Buyer [*****].

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Seller will invoice to Buyer each Month [*****] of the yearly Tranch 1 volume plus any such volume not invoiced in the previous Months of such Year.

For Tranch 2 the price shall be ICIS BD – [*****].

The yearly volume of Tranch 2 shall be [*****] Tonnes (i.e. [*****])

For Tranch 3, the price shall be the [*****].

whereby:

Naphtha is the average of the Monthly mean quotations for Naphtha as published in Platt’s under the heading BARGES FOB Rotterdam for the Month in which the deliveries take place. The price shall be converted in EURO by using the monthly exchange rate average as published by Reuter’s, London, 9am daily for the same period.

The yearly volume of Tranch 3 shall be [*****] Tonnes (i.e. [*****]).”

7.	Invoicing and Payment

Clause 8 of the Agreement shall be modified by replacing clause 8.2 with a new clause 8.2 as set out below:

“8.2

Buyer shall make payment against each invoice in Euros (or any other currency as agreed between the Parties) no later than the 15th day after the Month of delivery. If the 15th falls on a Saturday, Buyer shall make the payment on the last Business Day preceding the 15th; if the 15th falls on a Sunday, Buyer shall make the payment on the next Business Day following the 15th. The payment shall be deemed to be made at the moment at which the money is received on Seller’s accounts.”

8.	Term and Termination

8.1.	Clause 9.1 of the Agreement shall be deleted in its entirety and replaced with the following new clause 9.1:

“9.1	The Agreement shall remain in force until the earlier of its termination in accordance with clauses 9.2., 9.3. or 9.4. below or the termination or expiry of the Production Agreement between the Parties in its amended form.”

9.	Notices

The addresses of Seller and Buyer in clause 11 of the Agreement shall be deleted and replaced with the following:

“BUYER	SELLER

Kraton Polymers Nederland BV John M. Keynesplein 10 1066 EP Amsterdam The Netherlands	Basell Polyolefine GmbH Brühler Straße 60 D-50389 Wesseling Germany

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10.	Force Majeure

10.1.	Clause 12.1 of the Agreement shall be deleted in it entirety and be replaced by the following provision:

“12.1	Neither Party shall be under any liability to the other whether in contract or in tort due to the first Party being delayed or hindered in or prevented from performing any or all of its obligations under this Agreement by reason of fire, explosion, accident, flood, act of God, war, riot, labour dispute, strike, lockout, plant breakdown, shortage or non-availability of raw materials or any other cause (whether or not of the same nature as the foregoing) beyond the reasonable control of the Party in question (‘an event of Force Majeure’). For the avoidance of doubt, any reduction in the production or supply of raw materials within the reasonable control of Seller [*****] shall only constitute an event of Force Majeure, if Seller is generally (including other than his regular sources) unable to obtain any raw materials used in manufacturing the Product in a commercially reasonable way, measured objectively and giving consideration to historical practices.”

10.2.	Clause 12 shall be further modified by adding the following new clause 12.6:

“12.6	If by an event of Force Majeure the delivery of Product to Buyer is reduced, Seller will, upon Buyer’s written request, make available to Buyer its import facilities, to the extent such import facilities are not occupied otherwise, at no cost for the import of such undelivered volume of Product within 7 Business Days from the date of receipt of such written request from Buyer to Seller.”

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11.	Economic Hardship

The following new clause 12 a) shall be inserted in the Agreement:

“12 a) Economic Hardship

In the event there is a decline in the aggregate gross domestic product of the European Union member states for two more consecutive Quarters (as compiled according to the European System of Accounts 1995 (ESA95) and published by Statistical Office of the European Communities (EUROSTAT) at http://epp.eurostat.ec.europa.eu/portal/page/portal/euroindicators/peeis) and in the event after such decline the continued performance will in the reasonable judgement of a Party be likely to result in losses that threaten its solvency, that Party shall notify the other Party accordingly and the Parties shall meet a soon as reasonably practicable to negotiate in good faith an amendment of the commercial terms and conditions of this Agreement. For the avoidance of doubt, until the conclusion of such amendment or in case the Parties cannot agree on the terms and conditions of such amendment, the terms and conditions of this Agreement shall continue to apply.”

12.	Liability

12.1.	Clause 13.1 of the Agreement shall be amended by the addition of the words “and clause 4.9” after the words “Subject to clause 13.3” where they appear in that clause.

12.2.	Clause 13.2 of the Agreement shall be amended by the addition of the words “and clauses 4.6, 4.8 and 4.9” after the words “Subject to clause 13.3” where they appear in that clause.

13.	All other terms and conditions of the Agreement shall remain unchanged and in effect and shall apply accordingly to this Amendment. For the avoidance of doubt, the terms of the first, unsigned amendment referred to in the Recital shall be superseded by this Amendment and shall not form any part of the Agreement.

Wesseling,	Amsterdam,

Basell Polyolefine GmbH	Kraton Polymers Nederland B.V.

Wesseling BD Supply Agreement (Amendment)